                                                                    EXHIBIT 23-a

                                CONSENT OF EXPERT

      I consent to the reference to me under the headings "Item 1. Business - Environmental Matters" and "Item 3. Legal Proceedings" in the Annual Report on Form 10-K of ArvinMeritor, Inc. ("ArvinMeritor") for the fiscal year ended September 28, 2003, and to the incorporation by reference of such reference into the following Registration Statements of ArvinMeritor:

      Form         Registration No.    Purpose
      ----         ----------------    -------
      S-8          333-107913          ArvinMeritor, Inc. Savings Plan

      S-3          333-58760           Registration of debt securities

      S-8          333-53498           ArvinMeritor, Inc. Hourly Employees Savings Plan

      S-8          333-49610           1997 Long-Term Incentives Plan

      S-3          333-43146           Arvin Industries, Inc. Savings Plan

      S-3          333-43118           Arvin Industries, Inc. 1988 Stock Benefit Plan

      S-3          333-43116           Arvin Industries, Inc. 1998 Stock Benefit Plan

      S-3          333-43112           Arvin Industries, Inc. Employee Stock Benefit Plan

      S-3          333-43110           Arvin Industries, Inc. Employee Savings Plan

      S-8          333-42012           Employee Stock Benefit Plan, 1988 Stock
                                       Benefit Plan and 1998 Employee Stock Benefit Plan


                                       /s/ Vernon G. Baker, II
                                       -----------------------
                                       Vernon G. Baker, II
                                       Senior Vice President and General Counsel
                                       of ArvinMeritor, Inc.
Date:  December 19, 2003